As Filed with the Securities and Exchange Commission on January 18, 2001

Registration No. 333-93837

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZAP.COM CORPORATION
(Exact name of registrant as specified in charter)

Nevada (State of other jurisdiction of incorporation or organization)	76-0571159 (I.R.S. Employer Identification Number)	7319 (Primary Standard Classification Code incorporation)

Zap.Com Corporation
100 Meridian Centre, Suite 350
Rochester, New York 14618
(716) 242-8600
(Address, including zip code of principal
place of business and telephone number,
including area code of Registrant’s
principal executive offices)

Avram Glazer
President and Chief Executive Officer
Zap.Com Corporation
100 Meridian Centre, Suite 350
Rochester, New York 14618
(716) 242-8600
(Name, address, including zip code of principal
place of business and telephone number,
including area code of Registrant’s principal
executive offices)

Copies to:

Gordon E. Forth, Esq.
Woods Oviatt Gilman LLP
700 Crossroads Building
Two State Street
Rochester, New York 14614
Telephone No. (716) 987-2800
Facsimile No. (716) 454-3968

             This Post-Effective Amendment shall become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF SECURITIES

             This Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 of Zap.Com Corporation (“Zap.Com”) amends the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-93837) (as previously amended, the “Registration Statement”) of Zap.Com that was originally declared effective by the Securities and Exchange Commission on March 3, 2000. This Registration Statement covers the registration of 20,000,000 shares of common stock, $.001 par value per share, of Zap.Com (“Zap.Com Common Stock”) to be issued from time to time to ZapNetwork members under the ZapNetwork unique user stock bonus plan (the “Offering Registration”). The Registration Statement also covers the registration of up to an additional 30,000,000 shares of Zap.Com Common Stock, to be issued from time to time as payment for all or some portion of the purchase price for one or more acquisitions of companies, businesses or assets of businesses (the “shelf registration”). On January 5, 2001, Zap.Com terminated the offering conducted under the Offering Registration. As of January 5, 2001, 4,474 shares of Zap.Com Common Stock had been sold under the Offering Registration. As of January 5, 2001, 19,995,526 shares of Zap.Com Common Stock entitled to be sold under the Offering Registration were unsold. Accordingly, Zap.Com hereby deregisters 19,995,526 shares of Zap.Com Common Stock previously registered under the Offering Registration that were unsold as of January 5, 2001.

SIGNATURES

             Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, New York, on January 18, 2001.

ZAP.COM CORPORATION
By:	/s/ Avram Glazer

Name: Avram Glazer Title: Chief Executive Officer and President

             In accordance with the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 has been signed by the following persons in their capacities and on the date signed.

Signature	Title	Date

/s/ Avram Glazer Avram Glazer	Chairman of the Board of Directors, Director, Chief Executive Officer and President	January 18, 2001

/s/ Leonard DiSalvo Leonard DiSalvo	Vice President Finance, Chief Financial Officer and Principal Accounting Officer	January 18, 2001